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                                                                      EXHIBIT 11


                    ROYAL APPLIANCE MFG. CO. AND SUBSIDIARIES

                                    FORM 10-Q

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                               THREE MONTHS
                                                                              ENDED MARCH 31,
                                                                              ---------------
                                                                            1997         1996
                                                                         ---------    ---------

Net income applicable to
common shares                                                            $     606    $     332
                                                                         =========    =========
Primary:
  Weighted average common shares
     outstanding for the period                                             24,010       23,999

Dilutive stock options -
  based on the treasury stock
  method using average market
  price                                                                        380            0
                                                                         ---------    ---------

TOTALS                                                                      24,390       23,999
                                                                         =========    =========

Fully diluted:
  Weighted average shares outstanding                                       24,010       23,999
Dilutive stock options -
  based on the treasury stock
  method using the period-ended
  market price if higher than
  the average market price                                                     376          125
                                                                         ---------    ---------

TOTALS                                                                      24,386       24,124
                                                                         =========    =========

Income per common and common equivalent share:

  Primary
                                                                         $     .02    $     .01
  Fully diluted (A)
                                                                         $     .02    $     .01


(A) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required for statement of operations presentation because it results in dilution of less than 3 percent.


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